UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On August 16, 2005 , Ener1, Inc. ("the Company") was notified by Kaufman, Rossin & Co. ("Kaufman"), the Company's independent registered public accounting firm that Kaufman was resigning such engagement effective as of that date.

The reports of Kaufman on Ener1's consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2004 and 2003 and the subsequent interim period from January 1, 2005 through August 16, 2005, (i) there were no disagreements between Ener1 and Kaufman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kaufman, would have caused Kaufman to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods, and (ii) there were no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee of the Board of Directors is currently interviewing prospective independent registered public accounting firms and anticipates making its selection shortly.

The Company has provided to Kaufman a copy of the disclosures made in this Form 8-K prior to filing of the Form 8-K with the Securities and Exchange commission and has requested that Kaufman furnish it with a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Kaufman's letter, dated August 18, 2005 stating its agreement with the disclosures above is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

16.1 Letter from Kaufman, Rossin & Co. regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2005	Ener1, Inc. (Registrant) By: /s/ Kevin Fitzgerald Kevin Fitzgerald Chief Executive Officer